UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): October 13, 2023

FOXO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

729 N. Washington Ave., Suite 600 Minneapolis, MN	55401
(Address of Principal Executive Offices)	(Zip Code)

(612) 562-9447

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	FOXO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 13, 2023, FOXO Technologies Inc. (the “Company”) entered into a Strata Purchase Agreement (the “Strata Purchase Agreement”) with ClearThink Capital Partners, LLC (“ClearThink”), as supplemented by that certain Supplement to Strata Purchase Agreement, dated as of October 13, 2023, by and between the Company and ClearThink (the “Strata Supplement”). Pursuant to the Strata Purchase Agreement, after the satisfaction of certain commencement conditions, including, without limitation, the effectiveness of the Registration Statement (as defined below), ClearThink has agreed to purchase from the Company, from time to time upon delivery by the Company to ClearThink of request notices (each a “Request Notice”), and subject to the other terms and conditions set forth in the Strata Purchase Agreement, up to an aggregate of $2,000,000 of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”). The purchase price of the shares of common stock to be purchased under the Strata Purchase Agreement will be equal to 85% of the lowest daily VWAP during a valuation period of ten trading days consisting of the five trading days preceding the Purchase Date (as defined in the Strata Purchase Agreement) with respect to a Request Notice and five trading days commencing on the first trading day following delivery and clearing of the delivered shares. In addition, pursuant to the Strata Purchase Agreement, the Company agreed to issue to ClearThink 1,000,000 restricted shares of Common Stock (the “Commitment Shares”) as a “Commitment Fee.”

Each purchase under the Strata Purchase Agreement will be in a minimum amount of $25,000 and a maximum amount equal to the lesser of (i) $1,000,000 and (ii) 300% of the average daily trading value of the Common Stock over the ten days preceding the Request Notice date. In addition, Request Notices must be at least 10 business days apart and the shares issuable pursuant to a Request Notice, when aggregated with the shares then held by ClearThink on the Request Notice date, may not exceed 4.99% of the outstanding Common Stock. The Strata Purchase Agreement further provides that the Company may not issue, and ClearThink may not purchase, any shares of Common Stock under the Strata Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by ClearThink and its affiliates, would result in the beneficial ownership by ClearThink and its affiliates of more than 9.99% of the then issued and outstanding shares of Common Stock.

Pursuant to the Strata Purchase Agreement, if within 24 months of the date of satisfaction of the commencement conditions set forth in the Strata Purchase Agreement, the Company seeks to enter into an equity credit line or another agreement for the sale of securities with a structure comparable to the structure in the Strata Purchase Agreement, the Company will first negotiate in good faith with ClearThink as to the terms and conditions of such agreement.

In connection with the Strata Purchase Agreement, the Company entered into a Registration Rights Agreement with ClearThink under which the Company agreed to file, within 60 days of executing definitive documents, a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) covering the shares of Common Stock issuable under the Strata Purchase Agreement (the “Registration Rights Agreement”).

Concurrently with the execution of the Strata Purchase Agreement, the Company and ClearThink also entered into a Securities Purchase Agreement (the “SPA”) under which ClearThink has agreed to purchase from the Company an aggregate of 2,000,000 restricted shares of Common Stock for a total purchase price of $200,000 in two closings. The first closing will occur on or about October 17, 2023, or such other mutually agreed upon time but in no event later than October 18, 2023. The second closing will be within five days after the filing of the Registration Statement.

Pursuant to the SPA, if as of the 6-month anniversary of the issuance of the initial 1,000,000 shares of Common Stock (the “Initial Shares”), the Registration Statement has not been declared effective and ClearThink still holds the Initial Shares and the Common Stock is no longer listed on the NYSE American or a major national exchange and is trading at a price below $0.10 per share, then, subject to the Exchange Cap (as defined below), the Company will issue additional restricted Common Stock in order to adjust the effective price for the Initial Shares to the then current market price, with a floor price of $0.02.

In addition, pursuant to the SPA, for so long as the Registration Statement has not been declared effective and ClearThink holds any of the restricted Common Stock acquired at either of the closing dates, if the Company issues equity at a lower price per share than the effective price for the Common Stock purchased pursuant to the SPA, then, subject to the Exchange Cap, ClearThink will be issued additional shares of Common Stock to make the effective cost basis of the shares purchased under the SPA still held by ClearThink equal to such lower price per share.

The SPA further provides that if ClearThink sells or otherwise transfers any of the Commitment Shares prior to selling any of the shares issued pursuant to the SPA, for purposes of determining any adjustment to be made pursuant to the SPA, the shares sold will be deemed to be first sales of the Initial Shares, and thereafter, sales of the balance of the shares acquired pursuant to the SPA.

The Strata Purchase Agreement and the SPA provide that the Company will not be permitted to issue any shares of Common Stock pursuant to the Strata Purchase Agreement or the SPA if such issuance would cause (i) the aggregate number of shares of Common Stock issued to ClearThink pursuant to such agreements to exceed 19.99% of the outstanding shares of Common Stock immediately prior to the date of such agreements, unless shareholder approval pursuant to the rules and regulations of the NYSE American (or such other exchange on which the Common Stock is then listed) has been obtained or (ii) the Company to breach any of the rules or regulations of the NYSE American or such other exchange on which the Common Stock is then listed (the “Exchange Cap”).

The shares of Common Stock issued and to be issued pursuant to the Strata Purchase Agreement and the SPA were, and will be, sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. ClearThink represented that it is an “accredited investor” as that term is defined in Rule 501(a)(3) under the Securities Act.

J.H. Darbie & Co., Inc. (the “Finder”), a registered broker-dealer, acted as a finder in connection with the transactions contemplated by the Strata Purchase Agreement and the SPA. Pursuant to the terms of a Finder’s Fee Agreement, dated as of October 9, 2023 (the “Finder Agreement”), the Company will pay the Finder a cash fee equal to 4% of the gross proceeds received by the Company from the transactions contemplated by the Strata Purchase Agreement and the SPA. The Company also agreed to issue to the Finder a 5-year warrant to purchase shares of Common Stock equal to 1% warrant coverage based on the amount raised from these transactions with an exercise price per share equal to $0.11, subject to anti-dilutive price protection and participating registration rights. The term of the Finder Agreement is for 90 days (the “Term”) and both parties may terminate the Finder Agreement upon 5 days’ written notice. The Finder will be entitled to its finder’s fee if (i) during the 12 months following termination or expiration of the Finder’s Agreement, any third-party investor introduced to the Company by the Finder (an “Introduced Party”) purchases equity or debt securities from the Company or (ii) during the Term, an Introduced Party enters into an agreement to purchase securities from the Company which is consummated at any time thereafter.

The Strata Supplement amends the Strata Purchase Agreement by disclosing the fees to be paid by the Company to the Finder.

The foregoing descriptions of the Strata Purchase Agreement, the Strata Supplement, the SPA, and the Registration Rights Agreement are intended to be a summary and are qualified in its entirety by reference to such agreements, which have been filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and which are incorporated by reference herein.

To the extent required by this Item 1.01, the information set forth in Item 8.01 below is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 13, 2023, the Company issued a press release announcing that the United States Patent & Trademark Office has provided an Issue Notification for a patent leveraging machine learning approaches to enable the commercialization of epigenetic biomarkers. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information under this Item 7.01, including Exhibit 99.1 hereto, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by the Company that the information contained herein, including the exhibit hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 8.01 Other Events.

As previously disclosed within a Current Report on Form 8-K filed with the SEC on September 19, 2023, the Company entered into a Shares for Services Agreement (the “JGUN Shares for Services Agreement”) with Joseph Gunnar & Co., LLC, a service provider to the Company (“JGUN”), which was incorporated as Exhibit 10.2 to the prior Current Report. Due to scrivener’s error, the JGUN Shares for Services Agreement inadvertently included provisions relating to rights in connection with issuances of convertible securities and certain fundamental transactions. The Company hereby corrects these errors by filing a corrected JGUN Shares for Services Agreement, which removes the inadvertently included provisions and supersedes the previously filed agreement.

The foregoing description of the JGUN Shares for Services Agreement is qualified in its entirety by reference to the full text of the JGUN Shares for Services Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Strata Purchase Agreement, dated as of October 13, 2023, by and between the Company and ClearThink Capital Partners, LLC.
10.2	Supplement to Strata Purchase Agreement, dated as of October 13, 2023, by and between the Company and ClearThink Capital Partners, LLC.
10.3	Securities Purchase Agreement, dated as of October 13, 2023, by and between the Company and ClearThink Capital Partners, LLC.
10.4	Registration Rights Agreement, dated as of October 13, 2023, by and between the Company and ClearThink Capital Partners, LLC.
10.5	Shares for Services Agreement, dated as of September 19, 2023, by and between FOXO Technologies Inc. and Joseph Gunner & Co., LLC.
99.1	Press Release dated October 13, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXO Technologies Inc.

Date: October 16, 2023	By:	/s/ Mark White
		Name:	Mark White
		Title:	Interim Chief Executive Officer

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